Exhibit 99.01

CONSENT OF BILLIAN PUBLISHING, INC.

We consent to the reference to our company under the caption “Business—Industry Overview” and to the use of the information extracted from our report in conjunction therewith, in the registration statement on Form S-1 (Registration No. 333-_________) and the related prospectus of Vocera Communications, Inc.

BILLIAN PUBLISHING, INC.

By:	/s/ Donald B. Graham
	Name:	Donald B. Graham
	Title:	General Manager

Atlanta, Georgia

August 17, 2012